INTEGRATED LIVING COMMUNITIES, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------

                  AGREEMENT made as of the ____ day of _______, 199__, by and between Integrated Living Communities, Inc., a Delaware corporation (the "Company"), and ________________________ (the "Optionee").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, pursuant to the Integrated Living Communities, Inc. 1996 Stock Incentive Plan (the "Plan"), the Company desires to grant to the Optionee and the Optionee desires to accept an option to purchase shares of common stock, $.01 par value, of the Company (the "Common Stock") upon the terms and conditions set forth in this agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Grant. The Company hereby grants to the Optionee an option to purchase ______ shares of Common Stock, at a purchase price per share of $____. This option is intended to be treated as an option which does [not] qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. Restrictions on Exercisability. Except as specifically provided otherwise herein, the option will become exercisable in accordance with the following schedule based upon the period of the Optionee's continuous employment or service with the Company or a subsidiary thereof following the date hereof:

  Period                           Incremental                     Cumulative
  of Continuous                    Percentage of                   Percentage of
  Employment/                      Option                          Option
  Service                          Exercisable                     Exercisable
  -------                          -----------                     -----------

  [Less than 1 year                     0%                              0%
  1 year                               20%                             20%
  2 years                              20%                             40%
  3 years                              20%                             60%
  4 years                              20%                             80%
  5 or more years                      20%                            100%]





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No shares of Common Stock may be purchased  hereunder  unless the Optionee shall have remained in the continuous employ or service of the Company or a subsidiary thereof for at least one year from the date hereof. If the Optionee performs services for the Company or a subsidiary thereof in a capacity other than as a director or employee, then, for purposes hereof, those services will be deemed to be continuous until they are terminated, and they will be deemed to be terminated at the time provided therefor in the consulting or other agreement governing the performance of such services or, if there is no such agreement, at the time the Company or such subsidiary notifies the Optionee that it no longer contemplates the utilization of such services. Unless sooner terminated, the option will expire if and to the extent it is not exercised within ten years from the date hereof.

                  3. Exercise. The option may be exercised in whole or in part in accordance with the above schedule by delivering to the Secretary of the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations with respect to the exercise (unless other arrangements acceptable to the Company are made for the satisfaction of such withholding obligations). The exercise price shall be payable in cash or by bank or certified check. The Company may (in its sole and absolute discretion) permit all or part of the exercise price to be paid with previously-owned shares of Common Stock, or in installments (together with interest) evidenced by the Optionee's secured promissory note.

                  4. Rights as Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (or, to the extent payable in installments, provided for). The Optionee shall have no rights as a stockholder with respect to any shares covered by the option until a stock certificate for such shares is issued to the Optionee. Except as otherwise provided herein, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

                  5. Nontransferability. The option is not assignable or transferable except upon the Optionee's death to a beneficiary designated by the Optionee or, if no designated beneficiary shall survive the Optionee, pursuant to the Optionee's will and/or the laws of descent and distribution. During an Optionee's lifetime, the option may be exercised only by the Optionee or the Optionee's guardian or legal representative.

                  6. Termination of Service, Disability or Death. If the Optionee ceases to be employed by or to perform services for the Company and any subsidiary thereof for any reason other than death or disability (as defined below), then, unless sooner terminated under the terms hereof, the option will terminate on the date three months after the date of the Optionee's termination of employment or service. If the Optionee's employment or service is terminated by reason of the Optionee's death or disability (or if the Optionee's employment or service is terminated by reason of disability and the Optionee dies within one year after such termination of employment

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or service),  then, unless sooner terminated under the terms hereof,  the option will terminate on the date one year after the date of such termination of employment or service (or one year after the Optionee's later death). For purposes hereof, the term "disability" means the inability of Optionee to perform the customary duties of Optionee's employment or other service for the Company or a subsidiary thereof by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

                  7. Securities Laws Compliance Required. Notwithstanding anything herein to the contrary, if the shares of Common Stock issuable upon exercise of options granted under the Plan have not been registered under the Securities Act of 1933, as amended, the committee appointed by the Board of Directors to administer the Plan may condition the exercisability of the option upon compliance with applicable federal and state securities laws.

                  8. Change in Control; Capital Changes.

                     (a) If any event constituting a "Change in Control of the Company" shall occur, the options shall, unless sooner terminated under the terms hereof, immediately become exercisable. A "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                     (b) If at any time within two years after any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company and either (1) the Company terminates the optionee's employment other than for "Cause" or (2) the optionee leaves the employ of the Company for "Good Reason", then all outstanding options held by such optionee shall become fully exercisable whether or not the exercisability conditions set forth in Section 2 hereof have been satisfied, and the Optionee shall have the right to exercise this option prior to such change of control and for as long thereafter as the option shall remain in effect in accordance with its terms and the provisions hereof and the Plan. For purposes hereof, "Cause" shall mean any or all of the following: (i) the Optionee materially fails to perform his duties; (ii) the Optionee materially breaches his obligation not to disclose confidential information of the Company; (iii) the Optionee materially breaches any non-competition covenant the Optionee may be subject to; (iv) the Optionee is convicted of any felony; (v) the Optionee commits theft, larceny or embezzlement of the Company's tangible or intangible property; or (vi) the Optionee's employment is terminated for cause under any employment agreement he has with the Company or any subsidiary of the Company. For purposes hereof, "Good Reason" shall mean any one or more of the following: (i) a material diminution of the Optionee's responsibilities, title, authority or status; (ii) a reduction in salary or material reduction in benefits (other than a reduction in salary permitted by any employment agreement to which the Optionee is a party); or (iii) the occurrence of any event which would constitute good reason under any employment agreement the Optionee has with the Company or any subsidiary of the Company.

                     (b) In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors of the Company to the number and option exercise price per share of Common Stock which may be purchased under the option. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation but does not constitute a Change in Control of the Company, the Company will make a reasonable effort, but shall not be required, to replace the option granted hereunder with comparable options to purchase the stock of such other corporation, or will provide for immediate exercisability of the option, with the option being terminated if not exercised within the time period specified by the Board of Directors of the Company.

                     (c) In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

                     (d) All adjustments under this Section 8 shall be made by the Board of Directors of the Company, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  9. No Employment Rights. Nothing in this agreement shall give the Optionee any right to continue in the employ or service of the Company or a subsidiary thereof, or interfere in any way with the right of the Company or a subsidiary thereof to terminate the employment or service of the Optionee.

                  10. Provisions of Plan.   The  provisions  of  the  Plan shall
govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Optionee acknowledges receipt of a copy of the Plan prior to the execution of this agreement.

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



                  11. Administration. The committee appointed by the Board of Directors of the Company to administer the Plan will have full power and authority to interpret and apply the provisions of this agreement and act on behalf of the Company in connection with this agreement, and the decision of said committee as to any matter arising under this agreement shall be binding and conclusive as to all persons.

                  12. Miscellaneous.

                           (a)    This agreement shall be binding upon and shall
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                           (b)    This  agreement  shall  be  governed   by  and
construed in accordance with the laws of the State of Delaware. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified except by written instrument executed by the parties.

                  IN WITNESS WHEREOF, this agreement has been executed as of the date first above written.

                                          INTEGRATED LIVING COMMUNITIES, INC.

                                          By: ________________________________



                                          ____________________________________
                                          Optionee

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